EXHIBIT 10.71

Portions of this exhibit marked [*] are requested to be treated confidentially.

EXECUTION VERSION

Dated August 27, 2010

Salix Pharmaceuticals, Inc.

- and -

Norgine B.V.

Norgine Europe B.V.

- and -

Novel Laboratories, Inc.

- and -

Actavis Inc.

SETTLEMENT AGREEMENT

(Moviprep®)

This Settlement Agreement, dated as of August 27, 2010, is by and among: Salix Pharmaceuticals, Inc., a California corporation (“Salix”), Norgine B.V. and Norgine Europe B.V., both of which are companies organized and existing under the laws of The Netherlands (together, “Norgine;” and collectively with Salix, the “Plaintiffs”); Novel Laboratories, Inc., a Delaware corporation (“Novel”); and Actavis Inc., a Delaware corporation (“Actavis”). Salix, Norgine, Novel, and Actavis are each sometimes referred to herein individually as a “Party” and are referred to collectively as the “Parties.”

WITNESSETH:

WHEREAS, Salix is the exclusive licensee in the United States (as defined below) of the ‘381 Patent (as defined below) with respect to the Approved MOVIPREP® Product (as defined below), a tolerable, low-volume purgative indicated for cleansing of the colon as a preparation for a colonoscopy procedure in adults 18 years of age and older; and

WHEREAS, Salix markets MOVIPREP® in the United States pursuant to New Drug Application (“NDA”) No. 02-1881; and

WHEREAS, the Plaintiffs and Novel (collectively, the “Litigation Parties”) are involved in litigation, Civil Action No. 3:08-02311 (FLW) (TJB) (D.N.J.) (the “Action”) concerning, inter alia, the validity of the ‘381 Patent, as well as the infringement by Novel of the ‘381 Patent resulting from Novel’s requesting approval from the United States Food and Drug Administration (“FDA”) for the distribution and sale of a generic version of Salix’s MOVIPREP® product prior to expiry of the ‘381 Patent pursuant to Abbreviated New Drug Application (“ANDA”) No. 90-154; and

WHEREAS, in the Action, the Plaintiffs have asserted claims against Novel; and

WHEREAS, in the Action, Novel has asserted defenses and counterclaims against the Plaintiffs challenging the validity and/or infringement of the ‘381 Patent;

WHEREAS, Novel and Actavis have entered into certain arrangements in respect of the subject matter of the Action that are sufficient to make Actavis a necessary party to any settlement arrangements in respect of the Action; and

WHEREAS, the Parties now seek to resolve the Action without further litigation;

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1: DEFINITIONS; INTERPRETATION

1.1. Capitalized terms used in this Settlement Agreement have the meanings defined in the text hereof.

1.2. Unless the context requires otherwise, words referred to in the singular include the plural and vice-versa, the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation” (unless already present), the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Settlement Agreement in its entirety and not to any particular provision hereof, and the word “or” is used in the inclusive sense (i.e., and/or).

1.3. All times referred to in this Settlement Agreement are local time in New York, New York.

1.4. The term “Affiliate” means, with respect to a Person, any Person that Controls, is Controlled by or is under common Control with such first Person. For purposes of this definition only, “Control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, or other voting ownership interest, of a Person.

1.5. The term “Ancillary Agreements” means the Sublicense Agreement and the Supply Agreement.

1.6. The term “Approved MOVIPREP® Product” means any product that is approved for distribution under NDA No. 21-881.

1.7. The term “Business Day” means a day other than a Saturday or Sunday on which the office of the clerk of the District Court is open for the conduct of routine business.

1.8. The term “District Court” means the United States District Court in which the Action is pending.

1.9. The term “Majority-Controlled Affiliate” (a) means, with respect to a Person, any Person that owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, or other voting ownership interest, of such Person; any Person of which the first Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, or other voting ownership interest, of such Person; or any Person of which a Person owning, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, or other voting ownership interest, of the first Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, or other voting ownership interest, of such Person; and, (b) with respect to Novel, includes GAVIS Pharmaceuticals, LLC.

1.10. The term “Novel Proposed Product” means a drug product comprising polyethylene glycol 3350, sodium sulphate, sodium chloride, potassium chloride, sodium ascorbate, and ascorbic acid that refers to the Approved MOVIPREP ® Product as the reference-listed drug in an ANDA or pursuant to an application under 21 U.S.C. § 355(b)(2).

1.11. The term “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.12. The term “Settlement Documents” means this Settlement Agreement, the Consent Judgment, and the Ancillary Agreements.

1.13. The term “Start Date” has the meaning set forth in the Sublicense Agreement.

1.14. The term “Sublicense Agreement” means the Sublicense Agreement, dated the Signing Date, between Salix, Norgine and Novel.

1.15. The term “Supply Agreement’ means the Supply Agreement, dated the Signing Date, between Salix, Actavis and Novel.

1.16. The term “Third Party” means any Person that is not a Party or an Affiliate of a Party.

1.17. The term “‘381 Patent” means United States patent number 7,169,381.

1.18. The term “United States” means the United States of America, its territories and possessions, including the Commonwealth of Puerto Rico.

ARTICLE 2: CONSENT JUDGMENT

2.1. As soon as practicable but in any event no more than three (3) Business Days after the date of signature of the last Party to sign this Settlement Agreement (such date, the “Signing Date”), and subject to the confidentiality provisions of Section 8.1, counsel for the

Litigation Parties shall execute a “Consent Judgment” in the form attached hereto as Exhibit A and shall file it in the District Court.

2.2. If for any reason the District Court raises an objection to the Consent Judgment as set forth in Exhibit A or requires that the Litigation Parties modify the Consent Judgment before it will enter it as an order of the court, or if after ten (10) Business Days the District Court has otherwise failed to enter the Consent Judgment as an order of the court, the Parties agree to confer promptly in good faith and to use commercially reasonable efforts to modify the Consent Judgment or take such other action consistent with this Settlement Agreement and the Ancillary Agreements as is required to secure entry of the Consent Judgment as drafted or with agreed-upon modifications. If such commercially reasonable efforts have failed to secure entry of the Consent Judgment within the thirty (30) Business Days following the date on which the Consent Judgment is filed with the District Court, then, notwithstanding anything herein to the contrary, this Settlement Agreement shall be null and void and have no legal effect, save for Section 6.1(a), (b), (c) and (d), Article 7, and all of Article 8 except Section 8.11, each of which provisions shall continue in full force and effect.

2.3. The date on which the Consent Judgment is entered by the District Court, whether with or without modification as provided for in Section 2.2, shall be the “Consent Judgment Entry Date”.

ARTICLE 3: MUTUAL RELEASES

3.1. In settlement of disputed claims in the Action, and in consideration of the representations, warranties and covenants contained in this Settlement Agreement, subject to and effective only upon entry of the Consent Judgment (whether with or without modification as provided for in Section 2.2), the Plaintiffs, on behalf of themselves and their Affiliates and their and their Affiliates’ respective predecessors, successors, assigns, agents, officers, employees and representatives (collectively, the “Plaintiff Releasees”), hereby fully, finally and irrevocably relinquish, release and discharge Novel and its Affiliates and its and their respective predecessors, successors, assigns, agents, officers, employees and representatives (collectively the “Novel Releasees”) and Actavis and its Affiliates and its and their respective predecessors, successors, assigns, agents, officers, employees and representatives (collectively the “Actavis Releasees”) from any and all claims, demands, damages, liabilities, obligations, and causes of action, known or unknown, suspected or unsuspected, in law or at equity, that were asserted, or that could have been asserted, by the Plaintiffs or any of the other Plaintiff Releasees in connection with a Novel Proposed Product or the Action and arising before the Consent Judgment Entry Date.

3.2. In settlement of disputed claims in the Action, and in consideration of the representations, warranties and covenants contained in this Settlement Agreement, subject to and effective only upon entry of the Consent Judgment (whether with or without the modification provided for in Section 2.2), Novel, on behalf of itself and the other Novel Releasees, and Actavis, on behalf of itself and the other Actavis Releasees, hereby fully, finally and irrevocably relinquish, release and discharge the Plaintiff Releasees from any and all claims, demands, damages, liabilities, obligations, and causes of action, known or unknown, suspected or unsuspected, in law or at equity, that were asserted, or that could have been asserted, by Novel or any of the other Novel Releasees or Actavis or any of the other Actavis Releasees in connection with an Approved MOVIPREP® Product, a Novel Proposed Product, the ‘381 Patent or the Action and arising before the Consent Judgment Entry Date.

3.3. For the avoidance of ambiguity, the releases set forth in this Article 3 do not apply to actions to enforce any requirements or provisions of this Settlement Agreement or the other Settlement Documents.

ARTICLE 4: PATENT VALIDITY

4.1. Novel, for itself and the other Novel Releasees, and Actavis, for itself and the other Actavis Releasees, acknowledge and agree that the ‘381 Patent (a) is valid and enforceable in the Action and in any other or future cause of action, litigation or proceeding, (b) would be currently infringed (and after the Start Date would, in the absence of the grants set forth in Sections 2.1 and 2.2 of the Sublicense Agreement, be then infringed) by the making, having made, use, sale, offer to sell, or importation of any Novel Proposed Product in or for the United States by or on behalf of Novel or the other Novel Releasees, and (c) would be infringed by the making, having made, use, sale, offer to sell, or importation of any Novel Proposed Product in or for the United States by or on behalf of Actavis or the other Actavis Releasees.

4.2. Novel, for itself and the other Novel Releasees, and Actavis, for itself and the other Actavis Releasees, agree not to challenge or otherwise dispute or contest, and not to assist others, whether directly or indirectly, in challenging or otherwise disputing or contesting, in any litigation or other proceeding, (a) the validity, enforceability or patentability of the ‘381 Patent or (b) the infringement of the ‘381 Patent by the making, having made, use, sale, offer to sell, or importation of any Novel Proposed Product in or for the United States.

4.3. Nothing in Section 4.2 shall prohibit Novel or any other Novel Releasees or Actavis or any other Actavis Releasees from making any disclosure required to be made by it in response to a Third Party-initiated order of a court of competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction. In respect of any such disclosure that in the absence of this Section 4.3 would be prohibited or restricted by Section 4.2, the disclosing Person shall, if permitted by law, first have given notice to Salix and Norgine and have given Salix and Norgine a reasonable opportunity to quash such order or to obtain a protective order requiring that information the disclosure of which would in the absence of this Section 4.3 be prohibited or restricted by Section 4.2 be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued. If a disclosure order is not quashed or a protective order is not obtained, information the disclosure of which would in the absence of this Section 4.3 be prohibited or restricted by Section 4.2 that is disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in such response to such court or governmental order.

ARTICLE 5: COVENANTS

5.1. Novel, for itself and the other Novel Releasees, and Actavis, for itself and the other Actavis Releasees, hereby covenant not to sue, not to assign to any other entity a right to sue, and not to authorize any other entity to sue, any Plaintiff Releasee for any claim, counterclaim, demand, cause of action, suit, damages, debt, liability, obligation, right, or set-off of any kind or description whatsoever, including costs, expenses, and attorneys’ fees related thereto or arising therefrom (collectively, “Losses”), known or unknown, suspected or unsuspected, in law or at equity, that were asserted or that could have been asserted by Novel or any other Novel Releasee or Actavis or any other Actavis Releasee in connection with an Approved MOVIPREP® Product, a Novel Proposed Product, the ‘381 Patent or the Action and arising before the Consent Judgment Entry Date.

5.2. Novel, for itself and the other Novel Releasees, hereby covenants that neither it nor any other Novel Releasee will, and Actavis, for itself and the other Actavis Releasees, hereby covenants that neither it nor any other Actavis Releasee will, directly or indirectly, (a) at any time beginning with the Consent Judgment Entry Date and ending at 12:01 a.m. on the Start Date, make, have made, use, sell, offer to sell, import or distribute in or for the United States, or (b) at any time beginning with the Signing Date and ending at 12:01 a.m. on the

Start Date, authorize or encourage others to make, have made, use, sell, offer to sell, import or distribute in or for the United States, or indemnify others regarding or participate in the profits of others arising from the sale in or for the United States of, in the case of both clauses (a) and (b), any Novel Proposed Product, provided that Novel may make commercially reasonable preparations to sell Product (as defined in the Sublicense Agreement) as of the Start Date by (i) initiating manufacture of Product not more than [*] ([*]) days before the date on which the Start Date can be reasonably anticipated by Novel to occur and (ii) initiating offers for sale of Product not more than [*] ([*]) days before the date on which the Start Date can be reasonably anticipated by Novel to occur.

5.3. The Plaintiffs, for themselves and the other Plaintiff Releasees, hereby covenant, severally and not jointly, not to sue, not to assign to any other entity a right to sue, and not to authorize any other entity to sue, any Novel Releasee or Actavis Releasee for Losses, known or unknown, suspected or unsuspected, in law or at equity, that were asserted or that could have been asserted by the Plaintiffs or any of the other Plaintiff Releasees in connection with a Novel Proposed Product or the Action and arising before the Consent Judgment Entry Date.

5.4. For the avoidance of ambiguity, the covenants set forth in this Article 5 do not apply to actions to enforce any requirements or provisions of this Settlement Agreement or the other Settlement Documents.

ARTICLE 6: REPRESENTATIONS AND WARRANTIES

6.1. Each Party represents and warrants to the other Parties that:

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(a) Such Party (i) is duly formed and in good standing under the laws of the jurisdiction of its formation, (ii) has the power and authority and the legal right to enter into this Settlement Agreement and perform its obligations hereunder, and (iii) has taken all necessary action on its part required to authorize the execution and delivery of this Settlement Agreement and the performance of its obligations hereunder.

(b) This Settlement Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity.

(c) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Settlement Agreement and the performance of its obligations hereunder have been obtained.

(d) The execution and delivery of this Settlement Agreement and the performance of such Party’s obligations hereunder, (i) to the knowledge of such Party, do not and will not conflict with or violate any requirement of Applicable Law, (ii) do not and will not conflict with or violate any provision of the articles of incorporation or bylaws of such Party, and (iii) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

(e) Such Party is duly authorized to act for and to bind all Persons on behalf of which it purports to be acting in respect of the provisions of Articles 3, 4 and 5.

6.2. Novel represents and warrants to the Plaintiffs that Novel owns all right, title and interest in and to ANDA No. 90-145, no other person or entity has any rights under ANDA No. 90-145, and Novel has not transferred or assigned (a) any of its rights under ANDA No. 90-145 to any other Person or (b) any of its claims, rights, causes of action, counterclaims or defenses that are covered by the releases granted by it hereunder to any other Person. The Parties hereby acknowledge and agree that the arrangement between Novel and Actavis, a copy of which was produced to Salix and Norgine’s litigation counsel, pursuant to which Novel “shall grant to Actavis . . . an exclusive license to the Product, with the right to promote, distribute, market and sell such Product in the Territory”, constitutes a distributor relationship for the Product as contemplated by Section 2.3(b) of the Sublicense Agreement and does not constitute a breach of the representation and warranty made by Novel under the first sentence of this Section 6.2. For the avoidance of doubt, the provisions of the preceding sentence (a) do not constitute the consent of Salix and Norgine to anything other than the distributor relationship for the Product between Novel and Actavis contemplated by Section 2.3(b) of the Sublicense Agreement and (b) shall not operate to expand the rights of Novel or Actavis in any respect beyond the right to put into place the distributor relationship for the Product between Novel and Actavis contemplated by Section 2.3(b) of the Sublicense Agreement.

6.3. Novel and Actavis represent and warrant to the Plaintiffs that neither Novel nor Actavis nor any of their Affiliates has discussed with any Third Party (other than Novel’s or Actavis’s respective attorneys and other licensed professional advisors) any aspect of the negotiations of this Settlement Agreement or the other Settlement Documents or any of the terms or conditions hereof or thereof.

6.4. No Party makes any express or implied warranties that any product or process can be made, used, sold, offered for sale, imported or distributed without infringing intellectual property rights owned or controlled by Third Parties.

ARTICLE 7: NOTIFICATION OF SETTLEMENT AGREEMENT

TO THE FEDERAL TRADE COMMISSION AND DEPARTMENT OF JUSTICE

7.1. Within ten (10) Business Days following the Signing Date, the Parties shall comply with the requirements of Title XI, Subtitle B of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, Pub. L. No. 108-173 (the “Act”) in respect of this Settlement Agreement and the transactions contemplated hereby by filing or causing to be filed all necessary documents with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ;” and together with the FTC, the “Agencies”).

7.2. The Parties shall use all commercially reasonable efforts to coordinate the filings contemplated by Section 7.1 and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of the Agencies, and to coordinate any necessary or desirable joint presentations. Each Party reserves the right to communicate with the Agencies regarding such filings as it believes appropriate. Each Party shall keep the other informed of such communications (unless otherwise directed by either of the Agencies).

7.3. The provisions of this Article 7 are in all respects subject to the provisions of Article 8.

ARTICLE 8: GENERAL PROVISIONS

8.1. Confidentiality. Except as (a) required by statute, ordinance or regulation, (b) required pursuant to compulsory legal process, (c) necessary for the exercise of the rights granted to the Parties under this Settlement Agreement or the other Settlement Documents, or (d) as expressly permitted under this Section 8.1, none of the Parties nor their

Affiliates shall publicly announce or otherwise disclose to Third Parties any of the terms of this Settlement Agreement or the Ancillary Agreements without the prior written approval of the other Parties, not to be unreasonably withheld or delayed. Except as otherwise provided in this Section 8.1, the Parties shall only release public announcements of the execution of this Settlement Agreement and the other Settlement Documents in forms to be mutually agreed by the Parties. If a Party is disclosing information relating to this Settlement Agreement or the Ancillary Agreements because it is required to do so to comply with a statute, ordinance or regulation or compulsory legal process, including its reporting requirements under the Securities Exchange Act of 1934, as amended, or as contemplated by Article 7, such Party intending to make such disclosure shall give the other Parties at least [*] ([*]) Business Days’ prior notice in writing of the text of the intended disclosure, unless such statute, ordinance, regulation or compulsory legal process would require earlier disclosure, in which event the notice shall be provided as early as practicable. A Party that determines that it is required to file this Settlement Agreement or the Ancillary Agreements with the Securities and Exchange Commission or any other governmental authority, except the Agencies pursuant to Section 7.1, shall request confidential treatment with respect to the terms of this Settlement Agreement and the Ancillary Agreements, shall consult in good faith with the other Parties regarding such confidential treatment and shall use commercially reasonable efforts to have redacted from any publicly available version such provisions as the Parties may agree. Notwithstanding anything to the contrary above, (a) the Plaintiffs or any of them may disclose the terms of this Settlement Agreement and the other Settlement Documents to Third Parties in connection with patent litigation involving the ‘381 Patent or in connection with settlement discussions and agreements with alleged infringers of the ‘381 Patent, subject to such Third Parties undertaking to keep the

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

terms of this Settlement Agreement and the Ancillary Agreements strictly confidential in accordance with the terms hereof, and (b) each Party may disclose the terms of this Settlement Agreement and the other Settlement Documents to its respective Affiliates, and its and their respective insurers, lenders, attorneys and accountants and prospective and actual acquirers, subject to such Affiliates, insurers, lenders, attorneys and accountants and acquirers being bound by reasonable confidentiality obligations.

8.2. Assignment. This Settlement Agreement, including the obligations of the Parties under the Consent Judgment, shall be binding upon and shall inure to the benefit of each Party hereto, and each of its successors and permitted assigns. Except as otherwise provided herein, no Party shall have the power to assign or otherwise transfer this Settlement Agreement or any interest herein or right hereunder without the prior written consent of the other Parties, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect. Notwithstanding the foregoing, any Party may, upon written notice to the other Parties but without obtaining the other Parties’ consent, assign its rights and obligations under this Settlement Agreement to any of its Majority-Controlled Affiliates, to any lender providing financing to that Party or its Affiliates for collateral security purposes, or to any successor in interest to that Party’s entire business or to its Approved MOVIPREP® Product or Novel Proposed Product business, as the case may be, provided that (a) notwithstanding any such assignment, such Party shall remain liable for its and its assignee’s performance under this Settlement Agreement; (b) no such assignment shall in any manner limit or impair the obligations of that Party hereunder; and (c) following a transfer by a Party to its Majority-Controlled Affiliate, any subsequent transaction (other than one that would result in the transfer of this Settlement Agreement back to the assigning Party) that would cause such Majority-Controlled Affiliate to cease to be a Majority-Controlled Affiliate of such Party shall be deemed to be an assignment of this Settlement Agreement requiring consent hereunder.

8.3. Governing Law and Jurisdiction. This Settlement Agreement and the rights and obligations of the Parties under this Settlement Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to its choice of law or conflicts of law principles that might otherwise refer construction or interpretation of this Settlement Agreement to the substantive law of another jurisdiction. Actavis submits to the jurisdiction of the District Court for the purposes of enforcement of this Settlement Agreement against it and hereby waives any and all defenses based on personal jurisdiction or venue to the maintenance of any such action in the District Court.

8.4. Relief in the Event of Breach. Novel and Actavis, for themselves and their Affiliates, acknowledge and agree that the restrictions set forth herein on the manufacture, use, sale, offer to sell, importation and distribution of any Novel Proposed Product are reasonable and necessary to protect the legitimate interests of the Plaintiffs, that the Plaintiffs would not have entered into this Settlement Agreement in the absence of such restrictions, and that any breach or threatened breach of those restrictions will result in irreparable injury to the Plaintiffs for which there will be no adequate remedy at law. Accordingly, if either Novel or Actavis breaches its undertakings in Sections 4.2, 5.1 or 5.2 of this Settlement Agreement, in addition to any other remedy the Plaintiffs may have at law or in equity, the Plaintiffs or either of them, upon a showing of such breach, shall be entitled to a preliminary and permanent injunction to prevent the continuance of such breach. In the event that either Novel or Actavis breaches its undertakings in Sections 4.2, 5.1 or 5.2, the Plaintiffs reserve, and Novel and Actavis and their Affiliates so acknowledge, the right to seek damages, including enhanced damages, and other remedies for patent infringement to the full extent of the law. In the event of such breach, the

Plaintiffs shall not be obligated to post any bonds as a condition to securing injunctive relief, and shall not be required to demonstrate that the balance of hardships supports the entry of injunctive relief.

8.5. Waiver. No waiver of a breach or failure of a condition contained in or granted by the provisions of this Settlement Agreement shall be effective unless it is in writing and signed by the Party waiving the breach or failure. No waiver of any breach or failure shall be deemed a waiver of any other breach or failure, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

8.6. Legal Advice. Each Party and its counsel have participated fully in the review and revision of this Settlement Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in interpreting this Settlement Agreement.

8.7. Enforceability. If a court of competent jurisdiction holds any provision of this Settlement Agreement to be illegal, unenforceable, or invalid, in whole or in part for any reason, the Parties agree to use commercially reasonable efforts to negotiate a provision, in replacement of the provision held illegal, unenforceable, or invalid, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto.

8.8. Admissibility. Until the Consent Judgment Entry Date and after a Settlement Termination Event (as hereinafter defined) occurs, (a) neither the provisions of this Settlement Agreement or any other Settlement Document nor this Settlement Agreement or the other Settlement Documents themselves may be offered into evidence, or be referred to in any testimonial or other evidence, by any Party or any of its Affiliates at any trial, action or other proceeding pertaining to the subject matter hereof, except (in respect of the period after a

Settlement Termination Event occurs) as may be reasonably necessary to correct any record of such disclosures that was created before the Settlement Termination Event occurred and (b) nothing herein shall be construed as an admission or waiver by any Party or any of its Affiliates as to any factual or legal matter. The foregoing restrictions in this Section 8.8 shall apply outside the United States. For the avoidance of ambiguity, (a) in the event there is no Consent Judgment Entry Date, then the provisions of this Section 8.8 shall apply forever; and (b) once a Settlement Termination Event occurs, then the provisions of this Section 8.8 shall apply forever thereafter. The provisions of this Section 8.8 do not apply to actions brought solely (a) to enforce the performance, prior to this Settlement Agreement becoming null and void pursuant to the provisions of Section 2.2, of any requirements or provisions set forth in Article 2 or Section 5.2 or (b) to enforce the performance of Section 6.1(a), (b), (c) and (d), Article 7, and all of Article 8 except Section 8.11.

8.9. Entire Agreement. This Settlement Agreement and Exhibit A, together with the other Settlement Documents, constitutes the final, complete, and exclusive statement of the terms of the agreement between the Plaintiffs, on the one hand, and Novel and Actavis, on the other hand, pertaining to the subject matter thereof and supersede all prior and contemporaneous understandings or agreements of the Plaintiffs, on the one hand, and Novel and Actavis, on the other hand. The Plaintiffs, on the one hand, and Novel and Actavis, on the other hand, confirm that they are not relying on any representations, warranties or undertakings of the other except as set forth in this Settlement Agreement and the other Settlement Documents.

8.10. Modification. No terms or conditions of this Settlement Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any Party, except that the Parties may supplement, amend, or modify this Settlement Agreement by a subsequent written agreement executed by the Parties through their authorized representatives.

8.11. Return of Confidential Documents. The Parties hereby agree that, within fourteen (14) days after the Consent Judgment Entry Date, they shall return to the producing party all “Confidential” and “Attorneys’ Eyes Only” material as designated under the Stipulated Discovery Confidentiality Order governing the Action, or shall certify in writing that any such materials have been destroyed, provided, however, that counsel may retain complete copies of all transcripts and pleadings including any exhibits attached thereto for archival purposes.

8.12. Limitation of Rights Granted. Except for the rights, agreements and covenants specifically granted pursuant to this Settlement Agreement and the Ancillary Agreements, no other rights, agreements or covenants are granted or implied by this Settlement Agreement.

8.13. Notices. All notices, requests, demands, or other communications under this Settlement Agreement shall be in writing. Notice shall be sufficiently given (and shall be deemed to be duly given upon receipt) by delivery in person, by facsimile or by overnight delivery service maintaining records of receipt to the respective Party at the address(es) specified for it below, or in each case such other address(es) as such Party may hereafter specify by notice to the other Parties. Addresses for purpose of giving notice are as follows:

If to Salix:

Salix Pharmaceuticals, Inc.

1700 Perimeter Park Dr.

Morrisville, NC 27560-8404

U.S.A.

Attention: General Counsel

Facsimile: (919) 862-1095

If to Norgine:

If to Norgine B.V.:

Norgine B.V.

Hogehilweg 7

1101 CA Amsterdam ZO

The Netherlands

Attention: Managing Director

If to Norgine Europe B.V.

Norgine Europe B.V.

Hogehilweg 7

1101 CA Amsterdam ZO

The Netherlands

Attention: Managing Director

In both cases with a copy to:

Norgine Limited

Norgine House

Widewater Place

Moorhall Road

Harefield, Middlesex UB9 6NS

United Kingdom

Attention: General Counsel

If to Novel:

Novel Laboratories, Inc.

400 Campus Dr.

Somerset, NJ 08873

U.S.A.

Attention: President

Fax: (908) 603-6060

If to Actavis:

Actavis Inc.

60 Columbia Road

Building B

Morristown, NJ 07960

U.S.A.

Attention: Legal Department

8.14. Certain Events.

(a) Novel and Actavis may, by notice to Salix, terminate Sections 3.2, 4.1, 4.2, 5.1 and 5.2 of this Settlement Agreement and paragraphs 5, 6, 7 and 8 of the Consent Judgment (any such termination, a “Settlement Termination Event”) in the event that any one of the following circumstances has occurred and is at the time of such notice continuing: (i) any permanent and full withdrawal of the Approved MOVIPREP® Product from the United States market; (ii) any termination of the Supply Agreement by Salix pursuant to Section 6.2(a)(i) or (c)(i) thereof or by Novel and Actavis pursuant to Section 6.2(b) or by Novel or Actavis pursuant to Section 6.2(c)(i) thereof; (iii) from and after [*], any failure to have achieved qualification of Novel to supply product to Salix as contemplated by Section 2.1 of the Supply Agreement, so long as such failure is not attributable to any material extent to the failure of Novel to have fulfilled its obligations under Section 2.1 of the Supply Agreement, it being explicitly agreed, for the avoidance of doubt, that this clause (iii) does not extend to or include any failure to have achieved qualification of Actavis (or any third party supplier proposed by Actavis and approved by Salix) to supply product to Salix pursuant to the Supply Agreement following Actavis’s succeeding to the obligations of Novel under the Supply Agreement pursuant to the provisions of Section 6.4(b) of the said agreement; or (iv) any breach by Salix or Norgine of any of their respective obligations under Section 2 or Section 3.5 of the Sublicense Agreement that has not been cured in all material respects within [*] ([*]) days (or, if the breach is not reasonably curable within such [*] ([*]) day period, such period as may be reasonably required to permit an appropriate cure so long as the breaching Party is at all times

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

during such period using its best efforts to effect such cure) following notice by Novel or Actavis to Salix and Norgine of such breach.

(b) Upon a Settlement Termination Event, the provisions of Sections 3.1 and 5.3 shall be automatically terminated without further action by any Party.

(c) For the avoidance of doubt, following a Settlement Termination Event, the provisions of Sections 3.1, 3.2, 4.1, 4.2, 5.1, 5.2 and 5.3 of this Settlement Agreement and paragraphs 5, 6, 7 and 8 of the Consent Judgment shall be deemed terminated and without effect ab initio and shall not after the Settlement Termination Event be enforceable by any Party hereto, including in respect of matters occurring prior to the Settlement Termination Event.

8.15. Counterparts. This Settlement Agreement may be executed in any number of counterparts, and each counterpart shall be deemed an original instrument, but all counterparts together shall constitute but one agreement. An executed signature page of this Settlement Agreement delivered by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) shall be as effective as an original executed signature page.

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IN WITNESS WHEREOF, the Parties, through their authorized officers, have executed this Settlement Agreement to be effective as of the Signing Date.

Salix Pharmaceuticals, Inc.		Novel Laboratories, Inc.

By:	/s/ Carolyn J. Logan	By:	/s/ Veerappan S. Subramanian

Name:	Carolyn J. Logan	Name:	Veerappan S. Subramanian

Title:	President and CEO	Title:	President and CEO

Date:	August 27, 2010	Date:	August 27, 2010

Norgine B.V.		Actavis Inc.

By:	/s/ Frank P. Nooteboom	By:	/s/ Douglas Boothe

Name:	Frank P. Nooteboom	Name:	Douglas Boothe

Title:	Director	Title:	CEO

Date:	August 27, 2010	Date:	August 27, 2010

Norgine Europe B.V.

By:	/s/ Peter Stein

Name:	Peter Stein

Title:	Director

Date:	August 27, 2010

[Signature page to Settlement Agreement]

EXHIBIT A: CONSENT JUDGMENT

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEW JERSEY

X
SALIX	:
PHARMACEUTICALS, INC., NORGINE	:
B.V. and NORGINE EUROPE B.V.,	:

Plaintiffs,	:
:
v.	:	Civil Action No. 3:08-02311 (FLW) (TJB)
NOVEL LABORATORIES, INC.,	:
:
Defendant.	:
X

CONSENT JUDGMENT

Plaintiffs Salix Pharmaceuticals, Inc. (hereinafter “Salix”) and Norgine B.V. and Norgine Europe B.V. (hereinafter collectively “Norgine”) and defendant Novel Laboratories, Inc. (hereinafter “Novel”) have agreed to terms and conditions representing a negotiated settlement of this action and have set forth those terms and conditions in a Settlement Agreement among Salix, Norgine, Novel and Actavis Inc., a Sublicense Agreement among Salix, Norgine and Novel, and a Supply Agreement between Salix, Novel and Actavis Inc. Accordingly, Salix, Norgine and Novel, by their respective undersigned attorneys, hereby stipulate and consent to the entry of a judgment and an injunction in this action pursuant to Fed. R. Civ. P. 41(a)(2) as follows:

The Court HEREBY ORDERS, ADJUDGES AND DECREES:

1. This Court has jurisdiction over the subject matter of this action and personal jurisdiction over the parties.

2. The term “Affiliate” means with respect to a Person, any Person that Controls, is Controlled by or is under common Control with such first Person. For purposes of this definition only, “Control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of a Person.

3. The term “Approved MOVIPREP® Product” means any product that is approved for distribution in the United States under New Drug Application No. 21-881.

4. The term “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

5. Novel, for itself and its Affiliates and its and their respective predecessors, successors, assigns, agents, officers, employees and representatives (collectively the “Novel Releasees”), has acknowledged and agreed that United States patent number 7,169,381 (the “‘381 Patent”) is valid and enforceable.

6. In any other or future cause of action or litigation, Novel shall not dispute that the ‘381 Patent is enforceable and valid.

7. Novel, for itself and the other Novel Releasees, has acknowledged and agreed that (absent a valid license granting rights thereunder) the ‘381 Patent would be infringed by the making, having made, use, sale, offer to sell, or importation of a drug product that refers to the Approved MOVIPREP® Product as the reference-listed drug in an Abbreviated New Drug

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Application or pursuant to an application under 21 U.S.C. § 355(b)(2) (an “Infringing Product”) in or for the United States.

8. Novel, including any of its successors and assigns, is enjoined, either directly or indirectly, on its own part or through any Affiliate, officer, agent, servant, employee or attorney, or through any person in concert or coordination with Novel, from making, having made, using, selling, offering to sell, or importing any Infringing Product in or for the United States, except solely as and to the extent specifically authorized by the Sublicense Agreement.

9. The provisions of paragraphs 5, 6, 7 and 8 of this Consent Judgment may be terminated by Novel in accordance with the provisions of Section 8.14(a) of the Settlement Agreement, and, in such instance, those provisions of this Consent Judgment shall not have any res judicata effect.

10. The provisions of paragraphs 5, 6, 7 and 8 of this Consent Judgment notwithstanding, Salix and Norgine have agreed that (a) Novel may continue to maintain its paragraph IV certification for its pending Abbreviated New Drug Application No. 90-145 (the “Pending ANDA”), (b) Novel may continue to pursue and obtain final FDA approval of the Pending ANDA at the expiration of the thirty (30) month period prescribed by 21 U.S.C. § 355(c)(3)(C), and (c) they will not in any way interfere with or oppose the approval of the Pending ANDA.

11. In the event of breach or violation of the terms of this Consent Judgment, jurisdiction and venue for an action for preliminary and permanent injunctions against the breaching conduct exists in this court, and all parties hereby waive any and all defenses based on personal jurisdiction and venue.

12. All claims and counterclaims in this action are dismissed, without prejudice.

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13. Compliance with this Consent Judgment may be enforced by the parties and their respective successors in interest or assigns.

14. This Court retains jurisdiction to enforce or supervise performance under this Consent Judgment and the aforesaid Settlement Agreement, Sublicense Agreement and Supply Agreement.

15. Each party shall bear its own costs and attorneys’ fees.

Hon. Freda L. Wolfson, U.S.D.J.

We consent to the form and entry of the foregoing Consent Judgment.

Dated:		Dated:

By:		By:

	[Insert appropriate signature block]		[Insert appropriate signature block]

	Attorneys for plaintiff Salix Pharmaceuticals, Inc.		Attorneys for defendant Novel Laboratories, Inc.

Dated:

By:

[Insert appropriate signature block]

Attorneys for plaintiffs Norgine B.V. and Norgine Europe B.V.

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